Schedules A and B to

Amended and Restated Distribution Contract

Amended as of February 28, 2021

Schedule A

ASHMORE FUNDS

Separate Series

Fund Name

Ashmore Emerging Markets Corporate Income Fund

Ashmore Emerging Markets Local Currency Bond Fund

Ashmore Emerging Markets Short Duration Fund

Ashmore Emerging Markets Total Return Fund

Ashmore Emerging Markets Equity Fund

Ashmore Emerging Markets Small-Cap Equity Fund

Ashmore Emerging Markets Frontier Equity Fund

Ashmore Emerging Markets Active Equity Fund

Ashmore Emerging Markets Equity ESG Fund

Ashmore Emerging Markets Short Duration Select Fund

Ashmore Emerging Markets Investment Grade Income Fund

Ashmore Emerging Markets Corporate Income ESG Fund

Dated as of: January 25, 2021

Schedule B

ASHMORE FUNDS

Share Classes

All Funds

Institutional Class

Class A

Class C

Dated as of: January 25, 2021

[signature page follows]

[Schedules A and B to Distribution Contract]

IN WITNESS WHEREOF, ASHMORE FUNDS and ASHMORE INVESTMENT MANAGEMENT (US) CORPORATION have each caused these amended Schedules A and B to the Distribution Contract to be signed in its behalf by its duly authorized representative, as of the date hereof.

ASHMORE FUNDS

By:
Name:	Kevin Hourihan
Title:	Authorized Signatory

ASHMORE INVESTMENT MANAGEMENT (US) CORPORATION

By:
Name:	Christoph Hofmann
Title:	Authorized Signatory

Date: January 25, 2021

[Schedules A and B to Distribution Contract]